TRIMAS ANNOUNCES NEW CHIEF FINANCIAL OFFICER
BLOOMFIELD HILLS, Michigan, December 4, 2025 – TriMas (NASDAQ: TRS) today announced the appointment of Paul Swart as Chief Financial Officer, effective December 15, 2025. Paul will report to Thomas Snyder, TriMas President and Chief Executive Officer, and will succeed Teresa Finley, Interim Chief Financial Officer and TriMas Board Member.
Paul brings more than 25 years of strategic leadership and financial oversight experience, including two decades in key operational and corporate finance and accounting roles at TriMas prior to his recent tenure at RealTruck. Most recently, he served in the roles of Senior Vice President of Finance and Chief Accounting Officer at RealTruck, where he led all aspects of accounting, financial reporting, tax, treasury and financial transformation. During his tenure, Paul also oversaw financial diligence, planning and integration for multiple acquisitions, driving synergy realization and performance to achieve strategic investment objectives. He partnered closely with executive leadership to implement enterprise-wide initiatives, optimize efficiency across global operations and champion talent development within the finance organization.
“We’re excited to welcome Paul to our leadership team,” said Snyder. “He brings a wealth of experience and a strong history of driving results. His deep expertise across finance, operations and strategy will be a valuable asset as TriMas continues to expand and sharpen its operational execution. Paul’s global background and previous experience at TriMas, along with his proficiency in finance, accounting, systems and operations, make him a strong fit for our future.”
Prior to joining RealTruck in 2023, Paul spent 20 years at TriMas serving in a variety of accounting and financial roles of increasing responsibility, including Vice President of Business Planning, Controller and Chief Accounting Officer. While at TriMas, his extensive experience spanned across technical accounting, corporate and operational finance, SEC and financial reporting, SOX compliance, capital allocation, mergers and acquisitions, and risk management. Earlier in his career, Paul was Manager of Assurance and Advisory Business Services at Ernst & Young LLP. A Certified Public Accountant, Paul also holds a bachelor’s degree in business administration from the University of Michigan.
“I want to sincerely thank Teresa for stepping in as Interim CFO during the past nine months,” continued Snyder. “Her leadership, dedication and willingness to serve in this capacity have been invaluable to TriMas to better position us for the future, and we deeply appreciate her continued commitment to the Company.”
About TriMas
TriMas designs and manufactures a diverse set of products primarily for the consumer products, aerospace and industrial markets through its TriMas Packaging, TriMas Aerospace and Specialty Products groups. Our approximately 3,900 dedicated employees in 13 countries provide customers with a wide range of innovative and quality product solutions through our market-leading businesses. TriMas is publicly traded on the NASDAQ under the ticker symbol “TRS,” and is headquartered in Bloomfield Hills, Michigan. For more information, please visit www.trimas.com.
Notice Regarding Forward-Looking Statements
Any "forward-looking" statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, contained herein, including those relating to the Transaction and TriMas’ business, financial condition or future results, involve risks and uncertainties, including, but not limited to: the ability to consummate the previously announced Transaction on the expected terms and within the anticipated time period, or at all, which is dependent on the satisfaction of certain closing conditions, some of which are outside of TriMas’ control; TriMas’s ability to realize the expected benefits of the Transaction; the risk that regulatory approvals that are required to complete the Transaction may not be received, may take longer than expected or may impose adverse conditions; general economic and currency conditions; competitive factors; market demand; our ability to realize our business strategies; government and regulatory actions, including, without limitation, the impact of current and future tariffs and reciprocal tariffs, quotas and surcharges, as well as climate change legislation and other environmental regulations; our ability to identify attractive acquisition candidates, successfully integrate acquired operations or realize the intended benefits of such acquisitions; pressures on our supply chain, including availability of raw materials and inflationary pressures on raw material and energy costs, and customers; the performance of our subcontractors and suppliers; risks and uncertainties associated with intangible assets, including goodwill or other intangible asset impairment charges; risks associated with a concentrated customer base; information technology and other cyber-related risks; risks related to our international operations, including, but not limited to, risks relating to tensions between the United States and China; changes to fiscal and tax policies; intellectual property factors; uncertainties associated with our ability to meet customers’ and suppliers’ sustainability and environmental, social and governance ("ESG") goals and achieve our sustainability and ESG goals in alignment with our own announced targets; litigation; contingent liabilities relating to acquisition and disposition activities; interest rate volatility; our leverage; liabilities imposed by our debt instruments; labor disputes and shortages; the disruption of operations from catastrophic or extraordinary events, including, but not limited to, natural disasters, geopolitical conflicts and public health crises; the amount and timing of future dividends and/or share repurchases, which remain subject to Board approval and depend on market and other conditions; our future prospects; and other risks that are discussed in Part I, Item 1A, "Risk Factors," in our Annual Report on Form 10-K for the year ended December 31, 2024, and Part II, Item 1A, "Risk Factors," in our subsequent Quarterly Reports on Form 10-Q. The risks described in our Annual Report on Form 10-K and in our subsequent Quarterly Reports on Form 10-Q are not the only risks facing our Company. Additional risks and uncertainties not currently known to us or that we currently deemed to be immaterial also may materially adversely affect our business, financial position and results of operations or cash flows. These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements made herein are based on information currently available, and the Company assumes no obligation to update any forward-looking statements, except as required by law.
Contact
Sherry Lauderback
VP, Investor Relations, Communications & Sustainability
(248) 631-5506
sherry.lauderback@trimas.com

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